Exhibit 4.2

      THIS WARRANT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE WARRANT REPRESENTED BY THIS INSTRUMENT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAN AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                            WARRANT (BRIDGE WARRANT)

           To Purchase ________ of Common Stock of Ambient Corporation
No.: ___________                                                  April __, 2002

      1. Number of Shares; Exercise Price; Term. This certifies that in connection for $1.00 and other good and valuable consideration, including but not limited to the agreement of ___________ (the "Holder") to make certain loans to Ambient Corporation (the "Company"), the receipt and sufficiency of which are hereby acknowledged, the Holder or its assigns is entitled, upon the terms and subject to the conditions hereinafter set forth at any time from the date hereof and until at or prior to 11:59 p.m., Eastern Standard Time, on a date which is three (3) years from the date hereof, but not thereafter, to acquire from the Company, in whole or in part, from time to time, up to ____________________ fully-paid shares of the Company's common stock, par value $0.001 per share ("Common Stock" or "Shares") at a per-share purchase price of $0.40 per Share (the "Exercise Price"). Such number of Shares and Exercise Price are subject to adjustment as provided herein, and all references to "Common Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

      2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by Holder, in whole or in part, at any time, or from time to time, subsequent to the date hereof, by the surrender of this Warrant and the Notice of Exercise annexed hereto, all duly completed and executed on behalf of Holder, at the office of the Company in Brookline, Massachusetts (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company). Payment of the Exercise Price for the Shares thereby purchased shall be made by cash, certified or cashier's check or wire transfer payable to the order of the Company, at 10:00 a.m., Eastern Standard Time, on the day following surrender of this Warrant and the Notice of Exercise, in an amount equal to the purchase price of the Shares thereby purchased. Thereupon Holder, as the holder of this Warrant, shall be entitled to receive from the Company a stock certificate in proper form representing the number of Shares so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of Shares equal to the difference, if any, between the number of Shares subject hereto and the number of Shares as to which this Warrant is so exercised.

      3. Issuance of Shares. Certificates for Shares purchased hereunder shall be delivered to Holder promptly after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon Holder as the holder of the Warrant or taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that the Shares so issued shall be and shall for all purposes be deemed to have been issued to Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or converted in accordance with the terms hereof.

      4. Representations and Warranties of the Holder. The Holder (i) represents, warrants, covenants and agrees that the Warrant and the underlying Shares are being acquired by the Holder for the Holder's own account, for investment purposes only, and not with a view to any public distribution thereof or with any present intention of so distributing all or any part of the Warrant or the underlying Shares; (ii) understands (x) that if it should thereafter decide to dispose of such Warrant or the underlying Shares (which it does not contemplate at this time) it may do so only in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), including any exemption therefrom, (y) this Warrant and the underlying Shares are not registered under the Securities Act; and (iii) acknowledges that, as of the date hereof, it has been given a full opportunity to ask questions of and to receive answers from the Company concerning this Warrant and the underlying Shares and the business of the Company and to obtain such information as it desired in order to evaluate the acquisition of this Warrant and the underlying Shares, and all questions have been answered to its full satisfaction.

      5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which Holder as the holder would otherwise be entitled, Holder shall be entitled, at its option, to receive either:

      (a) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional share (as determined in good faith by the Company); or

      (b) a whole Share if Holder tenders the Exercise Price for one whole share.

      6. No Rights as Shareholder. This Warrant does not entitle Holder as a holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

      7. Charges, Taxes and Expenses. Certificates for Shares issued upon exercise of this Warrant shall be issued in the name of Holder as the holder of this Warrant. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

      8. No Transfer. This Warrant and any rights hereunder are not transferable by Holder as the holder hereof, in whole or in part, without the prior written consent of the Company.

      9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by Holder as the registered holder at the above-mentioned office or agency of the Company, for a new Warrant on substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of Holder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

      10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation and reissuance, in lieu of this Warrant.

      11. Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, such number of Shares equal to the number of Shares purchasable upon the exercise of this Warrant. All such Shares shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, will be validly issued and fully paid and nonassessable, with no liability on the part of Holder. Such Shares will not be subject to any preemptive rights.

      12. Listing on Securities Exchanges, Etc. The Company will use its best efforts to maintain the listing or inclusion of all Shares issuable or issued from time to time upon exercise of this Warrant on each securities exchange or market or trading system on which any shares of Common Stock are then or at any time thereafter listed or traded, but only to the extent and for such period of time as such shares of Common Stock are so listed or included.

      13. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

      14. Adjustments and Termination of Rights. The purchase price per Share and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

      (a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that Holder as the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which Holder as the holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder as the holder of this Warrant after the merger or consolidation. This provision shall apply to successive mergers or consolidations.

      (b) Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding Shares, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

      (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination or reverse split.

      (d) Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Shares, or make any other distribution with respect to Common Stock in Shares, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction:

            (i) the numerator of which shall be the total number of Shares outstanding immediately prior to such dividend or distribution; and

            (ii) the denominator of which shall be the total number of Shares outstanding immediately after such dividend or distribution.

This paragraph shall apply only if and to the extent that, at the time of such event, this Warrant is then exercisable for Common Stock.

      (e) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Section 14(c) or 14(d) hereof, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction:

                  (i) the numerator of which shall be the Exercise Price
            immediately prior to such adjustment; and

                  (ii) the denominator of which shall be the Exercise Price
            immediately after such adjustment.

      15. Notice of Adjustments; Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to Section 14 hereof, the Company shall issue and provide to Holder as the holder of this Warrant a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment.

      16. Limited Transfer.

      (a) This Warrant may not be sold, transferred, assigned or hypothecated by the Holder unless and until the capital stock for the purchase of which such Warrant is exercisable shall then be covered by an effective and current registration statement on Form SB-2 (or any other appropriate form) under the Securities Act and all applicable state securities laws or the Company shall have received an opinion of counsel (which counsel is reasonably acceptable to the Company) to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and all applicable state securities laws. The Company may treat the registered holder of record as the Holder for all purposes. The Company shall permit any holder of this Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holder of warrants.

      (b) Unless covered by an effective and current registration statement, the Shares underlying this Warrant issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such underlying Shares shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT. ACCORDINGLY, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

      17. Registration Rights. The Holder shall have the right to register the Shares issuable upon exercise of this Warrant (in the event the Warrant is exercised to purchase Shares), as set forth in the Registration Rights Agreement of even date herewith, which provisions are incorporated herein and made a part hereof.

      18. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Connecticut and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to conflict of laws principles.

      19. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and Holder as the holder hereof.

      20. Notice. All notices hereunder shall be in writing and shall be effective:


      (a) on the day on which delivered if delivered personally or transmitted by telex, telegram or telecopier with evidence of receipt;

      (b) one (1) business day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt; or

      (c) five (5) business days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for Holder as the holder set forth in the registry maintained by the Company pursuant to

Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or Holder as the holder may designate by ten (10) day advance written notice.

      21. Entire Agreement. This Warrant and the forms attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

      IN WITNESS WHEREOF, Ambient Corporation has caused this Warrant to be executed by its duly authorized officer.

Dated:   As of April __, 2002

AMBIENT CORPORATION                   NAME OF HOLDER:___________________________


                                      Address: _________________________________
By: ______________________________             _________________________________

      Its:________________________

                               NOTICE OF EXERCISE





TO:      AMBIENT CORPORATION

      1. The undersigned hereby elects to purchase ________________ shares (the "Shares") of common stock, $.001 par value of Ambient Corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant.

      2. The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for his, her or its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The undersigned further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares. The undersigned believes he, she or it has received all the information he, she or it considers necessary or appropriate for deciding whether to purchase the Shares.

      3. The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that he, she or it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      4. The undersigned understands the certificates evidencing the Shares may bear one or all of the following legends:

            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS."

            (b) Any legend required by applicable state law.

      5. Please issue a certificate or certificates representing said Shares in the name of the undersigned.

      6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

                                      HOLDER:

                                      __________________________________________
                                      [Print Name]

                                      __________________________________________
                                      [Signature]

                                      Address:__________________________________
                                      __________________________________________
                                      __________________________________________

                                       2